 EXHIBIT 99.1

Terra Tech Corp. Entered into an Agreement to Monetize its

Investment in Hydrofarm Holdings Group, Inc., Resulting in Gross

Proceeds in Excess of $40 Million

SANTA ANA, Calif., June 15, 2021 (GLOBE NEWSWIRE) -- Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today announced that the Company entered into an agreement to monetize its investment in Hydrofarm Holdings Group, Inc., resulting in gross proceeds in excess of $40 million.

The Company originally made a $5 million investment in Hydrofarm in November of 2018.

Frank Knuettel, Chief Executive Officer of Terra Tech, stated, “Since taking over as CEO, we have continued to review our operations, divest unproductive assets and drive appropriate cost reductions. As announced last week, we entered into a definitive agreement to sell our non-operating N. 4th Street property in Las Vegas, which resulted in a $900k improvement to our balance sheet and alleviated numerous costs associated with its ownership.

With the expected sale of our investment in Hydrofarm, we will have added approximately $41 million to our balance sheet in just the last month, without dilution. Additionally, we have a note receivable and puttable equity in the approximate amount of $13M associated with the sale of two dispensaries in Nevada in early 2020. We expect to be able to monetize the note receivable and the puttable equity over the next twelve months.

The sale of the HYFM stock and warrants and the N. 4th Street property provides us with more flexibility to focus our attention on growth and best positioning the Company for what we believe is a very opportunistic future. This includes the anticipated closing of the transaction to acquire Unrivaled on or about July 1st, closing of the transaction to acquire SilverStreak Solutions in late Q3 / early Q4 2021, future potential acquisitions and organic growth from existing assets.

This non-dilutive capital infusion is expected to allow us to further expand our already growing footprint in California, Nevada, and Oregon. I’m pleased to state that we believe the Company has never been on more stable financial footing than it is now. With this new strong foundation, we look forward to continued progress, always focusing on building sustainable shareholder value.”

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint venture, Terra Tech operates a cultivation and manufacturing facility.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as additional risks and uncertainties we face, are identified and more fully discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
nic.johnson@russopartnersllc.com
303-482-6405

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